UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2022
Ciner Resources LP
(Exact name of registrant as specified in its charter)

Delaware	001-36062	46-2613366
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

Five Concourse Parkway
Suite 2500
Atlanta, Georgia 30328
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:(770) 375-2300
(Former Name or Former Address, if Changed Since Last Report) Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partnership interests	CINR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Intention to Appoint Mr. Kaloglu as President and Chief Executive Officer
On February 11, 2022, Sisecam Chemicals USA Inc. (“Sisecam US”), a wholly owned subsidiary of Turkiye Sise ve Cam Fabrikalari A.S. of Istanbul, Turkey (“Sisecam”), issued a press release announcing its intention to appoint Ertugrul Kaloglu (age 46) as President and Chief Executive Officer of Sisecam Chemicals Resources LLC (“Sisecam LLC”) and its subsidiaries, including Ciner Resource Partners LLC (the “General Partner”), the general partner of Ciner Resources LP (the “Partnership”), effective upon the receipt of all requisite U.S. immigration and corporate approvals (the “Kaloglu Effective Date”), to serve until his successor has been duly elected and qualified or until his death, resignation or removal. Mr. Oguz Erkan has agreed to resign as the President and Chief Executive Officer of the General Partner as of the Kaloglu Effective Date in order to pursue other opportunities with the Ciner Group. After the effectiveness of the foregoing resignation Mr. Erkan will remain a member of the board of directors of the General Partner and continue to serve as President and Chief Executive Officer of Ciner Enterprises Inc., which owns 40% of Sisecam LLC. There are no disagreements between Mr. Erkan and the Board, the General Partner or the Partnership’s management regarding any matter relating to the Partnership’s operations, policies or practices. Sisecam obtained these management appointment rights in connection with its acquisition of 60% of Sisecam LLC in December 2021.
Since 2017, Mr. Kaloglu has served as Direct Procurement Director at Sisecam. Mr. Kaloglu has over 25 years of experience in the global supply chain in a variety of sectors: automotive (Tenneco Automotive), household appliances (Arcelik), industrial products (Ingersoll Rand), and telecommunications (Turk Telekom). Mr. Kaloglu is an industrial engineer with a Bachelor of Science degree from Middle East Technical University and a Master of Science degree from Marmara University.
The Partnership and the General Partner are not aware of any transactions or existing relationships in which Mr. Kaloglu has a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K other than as set forth herein, and are not aware of any family relationship between Mr. Kaloglu and the General Partner’s executive officers, directors or any person nominated to become a director or executive officer of the General Partner that would require disclosure under Item 401(d) of Regulation S-K. No material plan, contract, or arrangement was entered into or materially amended by the Partnership or the General Partner in connection with the foregoing, and there was no grant or award made by the Partnership or the General Partner to Mr. Kaloglu or modification thereto under any such plan, contract, or arrangement.
Intention to Appoint Mr. Kulaksizoglu as Chief Financial Officer
On February 11, 2022, Sisecam US issued a press release announcing its intention to appoint Mehmet Nedim Kulaksizoglu (age 43) as the Chief Financial Officer of Sisecam Chemicals Resources LLC and its subsidiaries, including the General Partner, effective upon the receipt of all requisite U.S. immigration and corporate approvals (the “Kulaksizoglu Effective Date”), to serve until his successor has been duly elected and qualified or until his death, resignation or removal. Mr. Ahmet Tohma has agreed to resign as the Chief Financial Officer of the General Partner as of the Kulaksizoglu Effective Date in order to pursue other opportunities with the Ciner Group and will continue to serve as the Ciner Group’s Chief Financial Officer. There are no disagreements between Mr. Tohma and the Board, the General Partner or the Partnership’s management regarding any matter relating to the Partnership’s operations, policies or practices. Sisecam obtained these management appointment rights in connection with its acquisition of 60% of Sisecam LLC in December 2021.
Most recently, Mr. Kulaksizoglu has served as Chief Financial Officer of Pacific Soda LLC, a joint venture between Sisecam and affiliates of the Partnership. Immediately before assuming that role, he served as global head of taxation for Sisecam, a position that he was appointed to in June 2016. Mr. Kulaksizoglu also served as CFO for the glass packaging group in Russian and CIS operations. He held both a Plant General Manager role as well as financial and operational leadership roles in the European and Russian operations of Sisecam and financial roles in Turkey. Mr. Kulaksizoglu has a degree in Economics from Dokuz Eylul University and is an alumnus of Harvard Business School’s General Management Program.
The Partnership and the General Partner are not aware of any transactions or existing relationships in which Mr. Kulaksizoglu has a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K other than as set forth herein, and are not aware of any family relationship between Mr. Kulaksizoglu and the General Partner’s executive officers, directors or any person nominated to become a director or executive officer of the General Partner that would require disclosure under Item 401(d) of Regulation S-K. No material plan, contract, or arrangement was entered into or materially amended by the Partnership or the General Partner in connection with the foregoing, and there was no grant or award made by the Partnership or the General Partner to Mr. Kulaksizoglu or modification thereto under any such plan, contract, or arrangement.

Appointment of Mr. Elverici as Chairman of the Board
Effective February 11, 2022, Mr. Oguz Erkan resigned as Chairman of the Board. Effective as of the same date, Mr. Mustafa Gorkem Elverici was appointed as the new Chairman of the Board to serve until the earlier of his removal, his death or resignation. Mr. Elverici has served as a director of the General Partner since December 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: February 11, 2022

CINER RESOURCES LP

By:	Ciner Resource Partners LLC,
its General Partner

By:	/s/ Marla E. Nicholson
Marla E. Nicholson Vice President, General Counsel and Secretary of Ciner Resource Partners LLC, the registrant’s General Partner